PART II AND III REG A PART II & III

PART II – OFFERING CIRCULAR (AMENDED)
PUNCH TV STUDIOS, INC.
Corporate Punch TV Studios, Inc. 1123 East Redondo Boulevard, Suite 200 Inglewood, California 90302 909.486.4742 PunchTVStudios.com investor-relations@punchtvstudios.com

Best Efforts Offering	:	50,000,000 Shares Commons Stock
Offering Price	:	$1.00 (One Dollar US) Per Share
Minimum Offering	:	None
Maximum Offering	:	$50,000,000

		Underwriting Discount or Commission	Proceeds to Issuer	Proceeds to Other Persons
Per Share:	$1.00	$0.00	$1.00	N/A
Total:	$50,000,000	-----	$50,000,000	N/A
Minimum Total: (1)	0	-----	0	N/A
Maximum Total:	$50,000,000	-----	$50,000,000	N/A

1	There shall be no minimum amount invested before the Company shall have access to the proceeds.

The proposed sale will begin as soon as practicable after the Securities and Exchange Commission has qualified this Offering Circular. The Offering will close upon the earlier of (1) the sale of 50,000,000 shares of Common Stock, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”).

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

There is currently no trading market for our common stock. We intend to apply to have our shares of common stock approved for trading on a national securities exchange regisitered with the SEC or an approved alternative trading system that complies with the SEC's Regulation. However at the time of this offerring no national or alternative securities exchange have been idenfied.

Dated: December 27, 2015

THERE IS AT THIS TIME, NO PUBLIC MARKET FOR THE SECURITIES

THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SECURITIES AND EXCHANGE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES BEING OFFERED ARE EXEMPT FROM REGISTRATION. THE SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE.

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

GENERALLY NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, THE COMPANY ENCOURAGES YOU TO REVIEW RULE 251 (d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, THE COMPANY ENCOURAGES YOU TO REFER TO WWW.INVESTOR.GOV

THE COMPANY IS FOLLOWING THE “OFFERING CIRCULAR” FORMAT
OF DISCLOSURE UNDER REGULATION A

AN OFFERING CIRCULAR PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING CIRCULAR FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF A SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR SELLING LITERATURE. THESE SECURITIES ARE OFFERED UNDER AN EXEMPTION FROM REGISTRATION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THESE SECURITIES ARE EXEMPT FROM REGISTRATION.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOOSE THEIR ENTIRE INVESTMENT. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSURER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER MADE BY THIS OFFERING CIRCULAR, NOR HAS ANY PERSON BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICIATION WOULD BE UNLAWFUL OR ANY PERSON TO WHO IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICIATION. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE AS HAS BEEN NO CHANGE IN THE AFFAIRS OF OUR COMPANY SINCE THE DATE HEREOF.

THIS OFFERING CIRCULAR MAY NOT BE REPRODUCED IN WHOLE OR IN PART. THE USE OF THIS OFFERING CIRCULAR FOR ANY PURPOSE OHER THAN AN INVESTMENT IN SECURITIES DESCRIBED HEREIN IS NOT AUTHORIZED AND IS PROHIBITED. AN OFFERING CIRCULAR PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

INFORMATION CONTAINED IN THE PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME AN OFFERING CIRCULAR WHICH IS NOT DESIGNATED AS A PRELIMINARY OFFERING CIRCULAR IS DELIVERED AND THE OFFERING STATEMENT FILED WITH THE COMMISSION BECOMES QUALIFED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AND OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE.

THE OFFERING PRICE OF THE SECURITIES IN WHICH THIS OFFERING CIRCULAR RELATES HAS BEEN DETERMINED BY THE COMPANY AND DOES NOT NECESSARILY BEAR ANY SPECIFIC RELATION TO THE ASSETS, BOOK VALUE OR POTENTIAL EARNINGS OF THE COMPANY OR ANY OTHER RECOGNIZED CRITERIA OF VALUE.

NASAA UNIFORM LEGEND:

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY THE FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

FOR ALL RESIDENTS OF ALL STATES:

THE SHARES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE INTERESTS ARE SUBJECT IN VARIOUS STATES TO RESTRICTION ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

ITEM 2: TABLE OF CONTENTS:

Item 3: Summary of Offering and Risk Factors

Summary of Offering

The following summary highlights selected information contained in this Offering Circular. This summary does not contain all the information that may be important to you. You should read the more detailed information contained in this Offering Circular, including, but not limited to, the risk factors beginning on page 5. References to “we,” “us,” “our,” or the “company” shall mean Punch TV Studios, Inc.

Our Company

Our Company is an American production company committed to producing high-quality low- to medium-budget films and television series (“Content”) through our state-of-the-art production studio (the “Studio”).

This Offering

All dollar amounts refer to US dollars unless otherwise indicated.

We have 74,550,000 (seventy four million five hundred fifty thousand) shares of common stock issued and outstanding. Through this offering, we intend to register 50,000,000 (fifty million) shares for offering to the public, which represents additional common stock. We may endeavor to sell all 50,000,000 (fifty million) shares of common stock after this registration becomes effective. The price at which we offer these shares is fixed at $1.00 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of the common stock.

Securities being offered by the Company	50,000,000 (fifty million) shares of common stock, par value $0.0001 offered by us in a direct offering.

Offering price per share	We are offering the 50,000,000 (fifty million) shares of our common stock at $1.00 (one dollar US).

Number of shares outstanding before the offering of common stock	74,550,000 (seventy four million five hundred fifty thousand) common shares are currently issued and outstanding.

Number of shares outstanding after the offering of common shares	124,550,000 (one hundred twenty four million five hundred fifty thousand) common shares will be issued and outstanding if we sell all of the shares we are offering.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	There is no public market for the common shares at the price of $1.00 (one dollar US) per share.

We may not be able to meet the requirement for a public listing or quotation of our common stock. Further, even if our common stock is quoted or granted listing, a market for the common shares may not develop.

The offering price for the shares will remain $1.00 (one dollar US) per share for the duration of the offering.

Use of Proceeds
We will receive all proceeds from the sale of the common stock and intend to use the proceeds from this offering to execute the business and marketing plan, including, but not limited to purchasing and/or leasing production and editing equipment; acquiring the production facility to house our production equipment and infrastructure; attracting and retaining a high-level management team; partnering with developers of content; producing content.

Termination of the Offering
This offering will terminate upon the earlier to occur of (i) 360 days after this Offering Circular becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 50,000,000 shares registered hereunder for sale to the public have been sold. We may, at our discretion, extend the offering for an additional 180 days. In any event, the offering will end within six months of this Offering Circular being declared effective.

Terms of the Offering	Our sole officer and director will sell the common stock upon effectiveness of this Offering Circular on a BEST EFFORTS basis.

Risk Factors

An investment in our shares involves a high degree of risk and many uncertainties. You should carefully consider the specific factors listed below, together with the cautionary statement that follows this section and the other information included in this Offering Circular, before purchasing our shares in this offering. If one or more of the possibilities described as risks below actually occur, our operating results and financial condition would likely suffer and the trading price, if any, of our shares could fall, causing you to lose some or all of your investment. The following is a description of what we consider the key challenges and material risks to our business and an investment in our securities.

Since our sole officer and director currently owns over 90% of the outstanding common stock, investors may find that his decisions are contrary to their interests. You should not purchase shares unless you are willing to entrust all aspects of management to our sole officer and director, or his successors.

Our sole officer and director, Mr. Joseph Collins, owns 70,450,000 (seventy million four hundred fifty thousand) shares of common stock representing 92.3% of our outstanding stock, and 7.045% of our authorized stock. Mr. Collins will own 70,450,000 (seventy million four hundred fifty thousand) shares of our common stock after this offering is completed representing approximately 56.56% of our outstanding shares, assuming all securities are sold. As a result, he will have control of the Company even if the full offering is subscribed for and be able to choose all of our directors. His interests may differ from the ones of other stockholders. Factors that could cause his interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and his ability to continue to manage the business given the amount of time he is able to devote to us.

Mr. Collins shall exclusively make all decisions regarding the management of our affairs. Purchasers of the offered shares may not participate in our management and, therefore, are dependent upon his management abilities. The only assurance that our shareholders, including purchasers of the offered shares, have that our sole officer and director will not abuse his discretion in executing our business affairs, as his fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Mr. Collins also has the ability to accomplish or ratify actions at the shareholder level, which would otherwise implicate his fiduciary duties if done as one of the members of our board of directors.

Accordingly, no person should purchase the offered shares unless willing to entrust all aspects of management to the sole officer and director, or his successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of our management.

Investing in the Company’s Securities is very risky.  You should be able to bear a complete loss of your investment.  You should carefully consider the following factors, including those listed in this Securities Offering.

Risks Related to our Business

This offering is being conducted by our sole officer and director, Joseph Collins, without the benefit of an underwriter, who could have confirmed the accuracy of the disclosures in our prospectus.

We have self-underwritten our offering on a “best efforts” basis, which means: No underwriter has engaged in any due diligence activities to confirm the accuracy of the disclosure in the prospectus or to provide input as to the offering price; our officers and directors will attempt to sell the shares and there can be no assurance that all of the shares offered under the prospectus will be sold or that the proceeds raised from the offering, if any, will be sufficient to cover the costs of the offering; and there is no assurance that we can raise the intended offering amount.

We are not currently profitable and may not become profitable.

We have incurred substantial operating losses since our formation and expect to incur substantial losses in the foreseeable future. We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. There is substantial doubt as to our ability to continue as a going concern.

As a result, we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our business.

We are dependent upon the proceeds of this offering to fund our business. If we do not sell enough shares in this offering to continue operations, this could have a negative effect on the value of the common stock.

In order to continue operating through 2015 and 2016, and achieve the milestones that we anticipate, we must raise approximately $50,000,000 in gross proceeds from this offering.

We have approximately $21,500 in offering costs associated with this financing, all being paid for by our sole director, officer and majority shareholder Joseph Collins as additional paid-in capital, and we do not intend to reimburse Mr. Collins for these costs from the proceeds of this offering.

Unless we begin to generate sufficient revenues to finance operations as a going concern, we may experience liquidity and solvency problems. Such liquidity and solvency problems may force us to cease operations if additional financing is not available.

Also, as a public company, we will incur professional and other fees in connection with our quarterly and annual reports and other periodic filings with the SEC. Such costs can be substantial and we must generate enough revenue or raise money from offerings of securities or loans in order to meet these costs and our SEC filing requirements. We are offering our securities to the public; however, there is no guarantee that we will be able to sell the securities. And even if we sell the securities, there is no guarantee that the proceeds will be sufficient to fund our planned operations.

Our minimal operating history gives no assurances that our future operations will result in profitable revenues, which could result in the suspension or end of our operations.

We were incorporated on May 20, 2014 and we have realized revenues to date of $34,490. We have a limited operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of this offering and our ability to generate revenues through sales of our intended service.

There is substantial doubt as to our ability to continue as a going concern. We have incurred significant operating losses since our formation and expect to incur significant losses in the foreseeable future. We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. As a result we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our business and may cause us to go out of business.

Because we have not constructed our production facility, our business may not come to fruition.

We have not yet constructed a production facility to produce our projects. We do not know the exact cost of executing the development of a production facility. In the case of a higher than expected cost of execution, we will not be able to execute our business plan. If we are unable to execute the business plan, we will have to cease our operations, resulting in the complete loss of your investment.

We are a new company with a limited operating history and we face a high risk of business failure that could result in the loss of your investment.

We are a development stage company formed recently to carry out the activities described in this prospectus and thus have only a limited operating history upon which an evaluation of our Offering Circular can be made. We were incorporated on May 20, 2014 and to date have been involved primarily in promoting the Company, establishing and nurturing business relationships, and the development of our business plan. We have limited business operations, thus, there is no internal or industry-based historical financial data upon which to estimate our planned operating expenses.

We expect that our results of operations may also fluctuate significantly in the future as a result of a variety of market factors including, among others, the entry of new competitors offering a similar business; the availability of motivated and qualified personnel; the initiation, renewal or expiration of our customer base; specific and general economic conditions in the Punch business and industry. Accordingly, our future sales and operating results are difficult to forecast.

As of the date of this Offering Circular, we have earned limited revenue. Failure to generate revenue in the future will cause us to go out of business, which could result in the complete loss of your investment.

Adverse developments in the global economy restricting the credit markets may materially and negatively impact our business.

The recent downturn in the world’s major economies and the constraints in the credit markets have heightened or could continue to heighten a number of material risks to our business, cash flows and financial condition, as well as our future prospects. Continued issues involving liquidity and capital adequacy affecting lenders could affect our ability to access credit facilities or obtain debt financing and could affect the ability of lenders to meet their funding requirements when we need to borrow. Further, in the uncertain event that a public market for our stock develops, the volatility in the equity markets may make it difficult in the future for us to access the equity markets for additional capital at attractive prices, if at all. The current credit crisis in other countries, for example, and concerns over debt levels of certain other European Union member states, has increased volatility in global credit and equity markets. If we are unable to obtain credit or access capital markets, our business could be negatively impacted. For example, we may be unable from this offering).

Our content as well as our production facility may not find acceptance with the public.

We are a new company with limited established visibility or recognition in the video entertainment community. If we are not able to have our content and production facility accepted by the marketplace, we may not be able to generate revenues and our business plan may fail.

The Video Library the Company purchased from Joseph Collins may not be accepted by the public.

On October 11, 2015, the company entered into an Asset Purchase Agreement with Joseph Collins to purchase the rights to Martial Arts TV, which will be renamed Black Belt Boulevard (the “Video Library”). This is a substantial purchase; however, there is no guarantee that the viewing public will accept Black Belt Boulevard, and, therefore, there is no guarantee that we will be able to earn sufficient revenue from licensing the program to recoup the investment in the Video Library.

If the Company is unable to meet its obligation to Joseph Collins for the purchase of the Video Library, the company could lose a valuable asset and a valuable source of revenue.

On October 11, 2015, the company entered into an Asset Purchase Agreement with Joseph Collins to purchase the rights to Martial Arts TV, which will be renamed Black Belt Boulevard (the “Video Library”). This is a substantial purchase. If the Company is unable to pay the purchase price to Mr. Collins, and Mr. Collins decides to exercise his rights under the Asset Purchase Agreement to re-take possession of the Video Library, the Company would lose one of its most valuable assets, and one of its most valuable sources of revenue, which could negatively affect the Company’s profitability, and, therefore, the value of the Company’s stock.

Our operating results may prove unpredictable, which could negatively affect our profit.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control. Factors that may cause our operating results to fluctuate significantly include: our inability to generate enough working capital from advertising, our inability to secure high-quality scripts, projects and Content; the level of commercial acceptance of our Content; fluctuations in the demand for our Content; the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure and general economic conditions. If realized, any of these risks could have a material adverse effect on our business, financial condition and operating results.

Key management personnel may leave the Company, which could adversely affect the ability of the Company to continue operations.

Because we are entirely dependent on the efforts of our sole officer and director, his departure or the loss of other key personnel in the future, could have a material adverse effect on the business. We believe that all commercially reasonable efforts have been made to minimize the risks attendant with the departure by key personnel from service.

However, there is no guarantee that replacement personnel, if any, will help the Company to operate profitably. We do not maintain key-person life insurance on our sole officer and director.

If our Company is dissolved, it is unlikely that there will be sufficient assets remaining to distribute to our shareholders.

In the event of the dissolution of our company, the proceeds realized from the liquidation of our assets, if any, will be used primarily to pay the claims of our creditors, if any, before there can be any distribution to the shareholders. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

If we are unable to gain any significant market acceptance for our service, or establish a significant market presence, we may be unable to generate sufficient revenue to continue our business.

Our growth strategy is substantially dependent upon our ability to successfully market our Content and the Studio to prospective screenwriters, producers and viewers. However, our planned business model may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of our Content and Studio to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

Management’s ability to implement the business strategy may be slower than expected and we may be unable to generate a profit.

Our plans include the development and construction of our Studio and the production of video Content. Customers and viewers may not accept our Content. Our growth strategy is subject to significant risks, which you should carefully consider before purchasing the shares we are offering.

Although we plan on promoting our Content and the Studio carefully, it may be slow to achieve profitability, or may not become profitable at all, which will result in losses. There can be no assurance that we will succeed.

We may be unable to enter into its intended markets successfully. The factors that could affect our growth strategy include our success in (a) developing the Punch business plan; (b) developing our Studio; (c) obtaining customers and viewers; (d) obtaining adequate financing on acceptable terms; and (e) adapting our internal controls and operating procedures to accommodate our future growth.

Our systems, procedures and controls may not be adequate to support the expansion of our business operations. Significant growth will place managerial demands on all aspects of our operations. Our future operating results will depend substantially upon our ability to manage changing business conditions and to implement and improve our creative, technical, administrative and financial controls and reporting systems.

If we are unable to manage our future growth, our business could be harmed and we may not become profitable.

Significant growth may place a significant strain on management, financial, operating and technical resources. Failure to manage growth effectively could have a material adverse effect on the Company’s financial condition or the results of its operations.

Since inception on May 20, 2014 to August 31, 2015, our sole officer, director, and majority shareholder Joseph Collins has paid all of our start-up costs. We have generated only limited revenue from business operations. All proceeds currently held by us are the result of the limited operations and sale of common stock to our sole officer

Our management team consists of one person and may not be sufficient to successfully operate our business.

We have not assembled our management team as a result of our relatively limited activities to date. In addition, we have only one management member, which may be insufficient to run our operation. As a result, we may be unable to effectively develop and manage our business and we may fail.

Competitors may enter this sector with superior infrastructure, content and backing, infringing on our customer or viewer base, and affecting our business adversely.

We have identified a market opportunity for our services. Competitors may enter this sector with superior service. This would infringe on our customer base, having an adverse affect upon our business and the results of our operations.

Risks Related To Our Financial Condition

The enactment of the Sarbanes-Oxley Act makes it more difficult for us to retain or attract officers and directors, which could increase our operating costs or prevent us from becoming profitable.

The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) was enacted in response to public concern regarding corporate accountability in the wake of a number of accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, provide enhanced penalties for accounting and auditing improprieties at publicly traded companies and protect investors by improving the accuracy and reliability of corporate disclosure pursuant to applicable securities laws. The Sarbanes-Oxley Act applies to all companies that file or are required to file periodic reports with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”).

We intend to register all shares sold through this offering. Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act. Since the enactment of the Sarbanes-Oxley Act has resulted in the imposition of a series of rules and regulations by the SEC that increase the responsibilities and liabilities of directors and executive officer, the perceived increased personal risk associated with these changes may deter qualified individuals from accepting such roles. Consequently, it may be more difficult for us to attract and retain qualified persons to serve as our directors or executive officer, and we may need to incur additional operating costs. This could prevent us from becoming profitable.

Since we anticipate operating expenses will increase prior to earning revenue, we may never achieve profitability.

We anticipate an increase in our operating expenses, without realizing any revenues from the sale of its service. Within the next 18 months, we will have costs related to (i) developing PUNCH, (ii) construction our production facility; (iii) initiation of our marketing and promotional campaign, (iv) administrative expenses, and (v) the expenses of this offering.

There is no history upon which to base any assumption as to the likelihood that we will prove successful. We cannot provide investors with any assurance that our Content and production facility will attract customers/viewers; generate any operating revenue or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business can fail, which will result in the loss of your entire investment.

If our Offering Circular is declared effective, we will be subject to the SEC’s reporting requirements and we currently do not have sufficient capital to maintain this reporting with the SEC.

We intend to register all shares sold though this offering. If our Offering Circular is declared effective, we will have a reporting obligation to the SEC. As of the date of this Offering Circular, the funds currently available to us will not be sufficient to meet our reporting obligations. If we fail to meet our reporting obligations, we will lose our reporting status with the SEC. Our management believes that if we cannot maintain our reporting status with the SEC we will have to cease all efforts directed towards developing our company. In that event, any investment in the company could be lost in its entirety.

Risks Related To This Offering

Because there is no public trading market for our common stock, you may not be able to resell your shares.

We intend to register all shares sold though this offering. We intend to apply to have our common stock quoted on the OTC Bulletin Board or like service. This process takes at least 60 days and the application must be made on our behalf by a market maker. Our stock may be listed or traded only to the extent that there is interest by broker-dealers in acting as a market maker. Despite our best efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board or like service. We may consider pursuing a listing on the OTCBB or like service after this registration becomes effective and we have completed our offering.

If our common stock becomes listed and a market for the stock develops, the actual price of our shares will be determined by prevailing market prices at the time of the sale.

We cannot assure you that there will be a market in the future for our common stock. The trading of securities on the OTC Bulletin Board or like service is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. You may not be able to sell your shares at their purchase price or at any price at all. Accordingly, you may have difficulty reselling any shares you purchase from the selling security holders.

Investing in our company is highly speculative and could result in the entire loss of your investment.

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

Investing in our company may result in an immediate loss because buyers will pay more for our common stock than what the pro rata portion of the assets are worth.

We have only been recently formed and have only a limited operating history with limited earnings; therefore, the price of the offered shares is not based on any data. The offering price and other terms and conditions regarding our shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The arbitrary offering price of $1.00 per share as determined herein is substantially higher than the net tangible book value per share of our common stock. Our assets do not substantiate a share price of $1.00. This premium in share price applies to the terms of this offering. The offering price will not change for the duration of the offering even if we obtain a listing on any exchange or become quoted on the OTC Bulletin Board.

We have 1,000,000,000 authorized shares, of which only 74,550,000 (seventy four million five hundred fifty thousand) shares are currently issued and outstanding and only 124,550,000 (one hundred twenty four million five hundred fifty thousand) shares will be issued and outstanding after this offering terminates. Our management could, with the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of our current shareholders.

As we do not have an escrow or trust account with the subscriptions for investors, if we file for or are forced into bankruptcy protection, investors will lose their entire investment.

Invested funds for this offering will not be placed in an escrow or trust account and if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

We do not anticipate paying dividends in the foreseeable future, so there will be less ways in which you can make a gain on any investment in us.

We have never paid dividends and do not intend to pay any dividends for the foreseeable future. To the extent that we may require additional funding currently not provided for in our financing plan, our funding sources may prohibit the declaration of dividends. Because we do not intend to pay dividends, any gain on your investment will need to result from an appreciation in the price of our common stock. There will therefore be fewer ways in which you are able to make a gain on your investment.

In the event that our shares are traded, they may trade under $5.00 per share, and thus will be considered a penny stock. Trading penny stocks has many restrictions and these restrictions could severely affect the price and liquidity of our shares.

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit your ability to buy and sell our common stock, which could depress the price of our shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

You may face significant restriction on the resale of your shares due to state “Blue Sky” laws.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our common stock. We have not yet applied to have our securities registered in any state and will not do so until we receive expressions of interest from investors resident in specific states after they have viewed this Prospectus. We will initially focus our offering in the state of California and will rely on exemptions found under California Law. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

Stockholders may have limited access to information because we are not yet a reporting issuer and may not become one.

We intend to file a Form 8-A within 5 days after the qualification of the offering statement. We are not currently a reporting issuer and upon this Offering Circular becoming effective we will be required to comply only with the reporting obligations of a Tier 2 issuer as described in Securities Act Rule 257(b). If we do not become a reporting issuer and instead make a decision to suspend our public reporting, we will no longer be obligated to file periodic reports with SEC and your access to our business information will be restricted. In addition, if we do not become a reporting issuer, we will not be required to furnish proxy statements to security holders, and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act.

Item 4: Dilution

The price of the current offering is fixed at $1.00 per share.

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash from outside investors, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of the new investors stake is diluted because each share of the same type is worth the same amount, and the new investor has paid more for the shares than earlier investors did for theirs.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

DILUTION TABLE

Average Price Per Share

	Shares Issued		Total Consideration
	Number of Shares	Percent	Amount	Percent	Average Price per Share
Founders	74,550,000	59.86%	$1,544,926	3.000%	$0.021
New Investors	50,000,000	40.14%	$50,000,000	97.00%	$1.000
TOTAL	124,550,000	100.00%	$51,544,926	100.00%	$0.414

Dilution Per Share

	If 25% of	If 50% of	If 100% of
	Shares Sold	Shares Sold	Shares Sold
Price Per Share of this Offering	$1.00	$1.000	$1.000
Book Value Per Share Before Offering	$0.0001	$0.001	$0.001
Book Value Per Share After Offering	$0.1613	$0.2666	$0.4138
Increase in Book Value Per Share	$0.1612	$0.2665	$0.4137
Dilution Per Share to New Investors	$0.8387	$0.7334	$0.5862
Dilution Per Share by Percentage	83.87%	73.34%	58.62%

Item 5: Plan of Distribution and Selling Shareholders

Plan of Distribution

We are offering the shares on a “self-underwritten” basis directly to shareholders through Joseph Collins, our Sole Officer and Director named herein. Mr. Collins will not receive any commissions or other remuneration of any kind in connection with his participation in this offering based either directly or indirectly on transactions in securities.

This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. We will receive all of the proceeds from such sales of securities and are bearing all expenses in connection with the registration of our shares. This offering will terminate upon the earlier to occur of (i) 360 days after this Offering Circular becomes effective with the Securities and Exchange Commission, (ii) the date on which all 50,000,000 shares offered to the public registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 180 days.

Mr. Joseph Collins will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer.

1.	Mr. Collins is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation.

2.	Mr. Collins will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.	Mr. Collins is not, nor will he be at the time of participation in the offering, an associated person of a broker-dealer; and

4.
Mr. Collins meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

If applicable, the shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

In addition and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the time when this Offering Circular is effective.

We will not use public solicitation or general advertising in connection with the offering until authorized to do so.  The shares will be offered at a fixed price of $1.00 per share for the duration of the offering. There is no minimum number of shares required sold to close the offering.

Our transfer agent is: Securities Transfer Corporation, 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034, (469) 541-0338; fax 469-633-0088.

Selling Shareholders

There shall be no selling shareholders in this offering

Item 6: Use of Proceeds

Total Shares Offered	50,000,000
Proceeds from Offering	$50,000,000

	If 25% of	If 50% of	If 100% of
	Shares Sold	Shares Sold	Shares Sold
Length of Operation	3 Months	6 Months	12 Months

GROSS PROCEEDS	$12,500,000	$25,000,000	$50,000,000

OFFERING EXPENSES
Legal Fees	$10,000	$10,000	$10,000
Accounting & Auditing Fees	$9,500	$9,500	$9,500
Filing Fees	$0	$0	$0
Transfer Agent	$2,000	$2,000	$2,000

SUB TOTAL	$21,500	$21,500	$21,500

START UP EXPENSES
Production Equipment	$3,600,000	$3,600,000	$3,600,000
Real Property (Facility)	$1,500,000	$2,200,000	$11,200,000

SUB TOTAL	$5,100,000	$5,800,000	$14,800,000

OPERATING EXPENSES
General & Administrative	$30,000	$60,000	$120,000
Management Salaries	$175,000	$350,000	$700,000
Key Employees	$175,000	$350,000	$700,000
General Employees	$20,000	$40,000	$80,000
Lease of Cable Channel	$120,000	$240,000	$480,000
Marketing / Sales	$2,500,000	$5,000,000	$10,000,000
Consulting Team	$180,000	$360,000	$720,000
Nielson Affiliate Fees	$540,000	$1,080,000	$2,160,000

SUB TOTAL	$3,740,000	$7,480,000	$14,960,000

TRANSACTIONS
Content Acquisitions,
Licensing & Production	$1,763,500	$7,948,500	$12,718,500
Station Affiliate Acquisition	$1,875,000	$3,750,000	$7,500,000

SUB TOTAL	$3,638,500	$11,698,500	$20,218,500

TOTAL EXPENSES	$12,500,000	$25,000,000	$50,000,000

TOTAL (Proceeds - Expenses)	$0	$0	$0

The foregoing information is an estimate based on our current business plan. We may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, and we will have broad discretion in doing so. Pending these uses, we intend to invest the net proceeds of this offering in short-term, interest-bearing securities.

Item 7: Description of Business

We are a development-stage company, incorporated in the State of Delaware on May 20, 2014, as a for-profit company with a fiscal year end of June 30. Our business and registered office is located at 1123 East Redondo Boulevard, Suite 200, Inglewood, California 90302. Our telephone number is 909.486.4742. Our E-Mail address is investor-relations@punchtvstudios.com.

The Company is an American production and broadcast company committed to producing high-quality low- to medium-budget films and television series (“Content”) through our state-of-the-art production studio (the “Studio”).

Throughout his career, our sole director and officer, Joseph Collins, has developed and nurtured strong personal and business relationships, both in and out of the entertainment industry, providing a massive pool of resources from which to draw, including, but not limited to screenwriters, performers, directors, and producers of content, as well as advertisers, sponsors, promoters and investors. These contacts will be the primary source human capital from which we will draw to develop the Company.

There exists virtually unlimited number of screenplays and television scripts – from the treatment stage to completed scripts – that tell a compelling story to a substantial target market; however, they may be too small for the major studios to consider. We intend to find the best of the best of these scripts and produce, promote and broadcast them on our cable channel to an interested audience.

Our first step will be to build a state-of-the-art production studio (the “Studio”). Throughout the Los Angeles area, there are numerous empty studios and warehouses that would fit the required criteria for our studio, specifically, 4-6 sound stages, post-production areas and office space. If we are unable to locate a property that meets these criteria, we maintain the option to build such a studio from the ground up. This will require substantially more capital than merely renting a property, but it will have the advantage of us being able to create that exact studio to meet our criteria. At this time, we have not entered into any negotiations or agreements for the lease or purchase of real property.

We intend to equip the Studio with state-of-the-art production equipment, including 6 to 8 high definition digital video cameras, state-of-the-art audio recording equipment, full lighting with lighting effects, and a full editing facility, as well as a carpentry facility for producing the sets for production of our Content.

Second, we intend to develop a multi-channel television and transmedia platform, allowing us to broadcast our Content in various forms.

•	A cable channel for live viewing. We intend to accomplish this through the acquisition of readily available cable television stations nationally and eventually, internationally.

•	A channel to provide over-the-top content through streaming internet video players, such as Roku, NeoTV, and ILBTV, to allow viewers to view our content on-demand.

•	Apps for smart phones and tablets, such as iPads, iPhones, Samsun Galaxy, to allow viewers to view our content anywhere and any time.

•	An interactive website that allows viewers to view our content over the internet on their personal computers

•	Downloadable video podcasts

This will allow our viewers to enjoy programming anytime and anywhere – on cable television, on their smart phones, on their tablets and on their computers.

Third, we intend to hire and maintain a staff of seasoned marketing, promotional, sales and advertising professionals who will tap into and expand on Mr. Collins’ vast pool of resources to secure producers of Content; sponsors for advertising and publicity for our Content; and outside producers to rent our facility for production.

By 2017, we intend to begin creating a series of subsidiary networks to afford us a vehicle to develop and produce specialized programming, including Punch News Network, Punch Sports Network, Punch MMA Network, Punch Business Network, Punch Action Network, and Punch Movie Network. Each will be a wholly owned subsidiary of Punch and each will be operated using a substantially similar business model, which we intend to develop at the time of creation.

The Company has entered into content purchase agreement with its CEO to purchase the Martial Arts TV Library, which is going to be repurposed as Black Belt Blvd.  With approximately one hundred twenty six (126) hours of programming this will allow Punch TV Studios to create about one hundred fifty (150) new half-hour episodes.  It is the intent of the Company to license these episodes below fair market value as a daily show to all two hundred ten (210) demographic markets areas that comprise the media markets in the United States.  It is the intent of the Company to generate licensing fees of approximately forty two thousand dollars ($42,000.00) per day, if we can successfully license each episode for a mere two hundred ($200) dollars per episode per market, per day. It is the intent of the company generate revenues of approximately ten million nine hundred twenty thousand dollars ($10,920,000.00) annually from these episodes. At this time the Company has not entered into any licensing agreements with any broadcasters

Marketing Strategy

Our Marketing Strategy will extend beyond commercials ran during the program or movie – it will involve extensive product placement; advertisements on the Punch web site (and other affiliated web sites); advertisements immediately prior to the promotional videos on the Punch web site (“Pre-Roll); and target-based promotional events. Our intended revenue stream will come from several sources:

•	Product placements

•	Commercial advertising revenue;

•	Subscription fees for our over-the-top content;

•	Sales of the App and/or subscription fees for the App;

•	Pre-roll advertising on our previews;

•	Advertising on our website;

•	Purchase of our podcasts.

We have generated only limited revenues to date and our activities have been primarily to promoting the Company, establishing and nurturing business relationships, and the development of our business plan. We will only have the necessary capital to develop our business plan once we are able to secure the financing from this offering, assuming a significant number of the shares offered are sold. There can be no assurance that such financing will be available from this offering.

Current Production Projects

At this time, we are in discussion with several scriptwriters and production companies who are interested in retaining our services to produce their projects; however, we have not yet entered into any binding agreements with these entities. The determining factor in securing production agreements with these entities is whether we can raise sufficient capital to produce their projects.

Growth Strategy

Our growth strategy shall consist primarily of licensing and strategic partnerships, i.e. joint ventures, strategic alliances, partnerships, and even possible mergers and acquisitions, and shall focus on acquiring content and content providers, and strategic marketing. The majority of our proceeds will be used to fund these transactions.

Competition

At this time, we have not completed a thorough competitive analysis. We intend to use part of the proceeds to conduct such analysis and structure our strategy accordingly.

Employees and Employment Agreements

As of August 31, 2015, we have no employees other than Mr. Collins, our sole officer and director. Mr. Collins has the flexibility to work on our business as required to execute the business plan. He is prepared to devote more time to our operations as may be required and we do not have any employment agreements with him.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our sole director and officer.

During the initial implementation of our business plan, we intend to hire independent consultants to assist in the development of Punch TV Studios.

Government Regulations

We are unaware of and do not anticipate having to expend significant resources to comply with any local, state and governmental regulations. We are subject to the laws and regulations of those jurisdictions in which we plan to offer our programming, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Intellectual Property

We do not currently hold rights to any intellectual property and have not filed for copyright or trademark protection for our name, channel or intended website. We do intend to trademark the Punch TV and Punch TV Studios name; the Punch TV and Punch TV Studios logo; and any other logo we create.

Research and Development

Since our inception to the date of this Offering Circular, we have not spent any money on research and development activities.

Reports to Security Holders

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E. Washington, D.C. 20509. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-732-0330. The Securities and Exchange Commission maintains an internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission.

Item 8: Description of Property

Real Property

As our office space needs are limited at the current time, we are currently operating out of Mr. Collins’ office located at 1123 East Redondo Boulevard, Suite 200, Inglewood, California 90302. Mr. Collins is donating this space usage free of charge.

Business / Personal Property

Description of Property	Value of Property

Audio Equipment	$34,710

Motor Vehicles	$25,600

Broadcast Equipment	$320,000

Video Cameras	$140,698

Computers and Computer Equipment	$48,760

Furniture and Fixtures	$33,000

Film Library	$650,000

TOTAL BUSINESS / PERSONAL PROPERTY	$1,252,768

Intellectual Property

We do not currently hold rights to any intellectual property and have not filed for copyright or trademark protection for our name, channel or intended website. We do intend to trademark the Punch TV and Punch TV Studios name; the Punch TV and Punch TV Studios logo; and any other logo we create.

Item 9: Management’s Decision and Analysis of Financial Condition and Results of Operation

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that reflect our current views with respect to future events and financial performance, which involve risks and uncertainties. Forward-looking statements are often identified by words like: “believe”, “expect”, “estimate”, “anticipate”, “intend”, “project” and similar expressions, or words that, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Our financial statements are stated in United States Dollars (USD or US$) and are prepared in accordance with United States Generally Accepted Accounting Principles. All references to “common shares” refer to the common shares in our capital stock.

Overview

We are a development-stage company, incorporated in the State of Delaware on May 20, 2014, as a for-profit company, and an established fiscal year of June 30. We have generated limited revenues from business operations. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. To meet our need for cash we are attempting to raise money from this offering. Even if we are able to raise enough money through this offering to commence operations, we cannot guarantee that once operations commence we will stay in business after doing so. If we are unable to successfully attract viewers and advertisers, we may quickly use up the proceeds from this offering.

From inception (May 20, 2014) through August 31, 2015, our business operations have primarily been focused on evaluating content and producers of content, nurturing relationships, and developing our business plan. We have spent a total of approximately $21,5000 on the costs of preparing and filing this Offering Circular. We have generated only limited revenue from business operations.

The proceeds from this offering will satisfy our cash requirements for up to 12 months. If we are unable turn a profit by that time, we may be forced to raise additional capital. The expenses of this offering include the preparation of this prospectus, the filing of this Offering Circular and transfer agent fees and developing the business plan.

Our auditor has issued a going concerned opinion. This means there is substantial doubt that we can continue as an on-going business for the next eighteen (18) months unless we obtain additional capital to pay our bills. Accordingly, we must raise cash from other sources other than loans we undertake.

Plan of Operations

The Company is an American production and broadcast company committed to producing high-quality low- to medium-budget films and television series (“Content”) through our state-of-the-art production studio (the “Studio”).

Throughout his career, our sole director and officer, Joseph Collins, has developed and nurtured strong personal and business relationships, both in and out of the entertainment industry, providing a massive pool of resources from which to draw, including, but not limited to screenwriters, performers, directors, and producers of content, as well as advertisers, sponsors, promoters and investors. These contacts will be the primary source human and financial capital from which we will draw to develop the Company.

We anticipate that the $50,000,000 we intend to raise in this offering will be sufficient to enable us to establish our company and execute our business plan, including, but not limited to securing our base of operations and any updates and/or modifications; acquiring equipment and infrastructure; hiring a strong management team and key personnel; and acquiring content by way of licensing and strategic partnerships.

Milestone 1: Month 1 to Month 6 – Infrastructure, Management and Key Personnel

Our first milestone is to complete our base of operations and to secure the management team and key employees.

First, we intend to build a state-of-the-art production studio (the “Studio”). Throughout the Los Angeles area, there are numerous empty studios and warehouses that would fit the required criteria for our Studio, specifically, 50,000 to 60,000 square feet, 4-6 sound stages, post-production areas, equipment storage, and office space. If we are unable to locate a property that meets these criteria, we maintain the option to build such a studio from the ground up. This will require substantially more capital than merely renting a property, but it will have the advantage of us being able to create that exact Studio to meet our criteria. At this time, we have not entered into any negotiations or agreements for the lease or purchase of real property.

We intend to equip the studio with state-of-the-art production equipment, including 6 to 8 high definition digital video cameras, state-of-the-art audio recording equipment, full lighting with lighting effects, and a full editing facility, as well as a carpentry facility for producing the sets for production of our Content. At the same time, we intend to acquire our equipment and infrastructure, including a master control center, satellite dishes, monitor center and other necessary equipment required for broadcasting our content (see Use of Funds).

Concurrently with securing our base of operations, we intend to hire our management team and key personnel. Mr. Collins will serve as Chief Executive Officer. We intend to hire a management team consisting of a Chief Financial Officer; Chief Information Officer; Chief Operations Officer; and a Vice President of Marketing / Director of Marketing. We intend to hire key personnel consisting of a Head of Information Technology; President; Sales Manager and sales staff; Program Director; Chief Editor; and Head of Program Acquisition.

We intend to hire and maintain a staff of seasoned marketing, promotional, sales and advertising professionals who will tap into and expand on Mr. Collins’ vast pool of resources to secure producers of Content; sponsors for advertising and publicity for our Content; and outside producers to rent our facility for production. Our business model involves multi-cast broadcasting, so advertising shall involve more that just advertising for television programming. We intend to secure advertising for our web site, our internet broadcasts, downloads. We will also sell advertising for program previews.

Our Marketing Strategy will extend beyond commercials ran during the program or movie – it will involve extensive product placement; advertisements on the Punch web site (and other affiliated web sites); advertisements immediately prior to the promotional videos on the Punch web site (“Pre-Roll); and target-based promotional events.

Our intended revenue stream will come from several sources:

•	Product placements

•	Commercial advertising revenue;

•	Subscription fees for our over-the-top content;

•	Sales of the App and/or subscription fees for the App;

•	Pre-roll advertising on our previews;

•	Advertising on our website;

•	Purchase of our podcasts.

•	Rental of the Studio

•	Licensing of our Content

Milestone 2: Month 2 to Month 6 – Acquisition and Production of Content

Our second milestone, once our infrastructure, management team and key employees are in place, is to begin acquisition and production of our content.

There exists virtually unlimited number of screenplays and television scripts – from the treatment stage to completed scripts – that tell a compelling story to a substantial target market; however, they may be too small for the major studios to consider. We intend to find the best of the best of these scripts and produce, promote and broadcast them on our cable channel to an interested audience.

We intend to assemble a team whose sole purpose it to acquire the rights to high-quality scripts and screenplays, develop these scripts and screenplays, and use our Studio to produce them into completed content for immediate broadcast.

Milestone 3: Month 6 to Month 12 – Growth

Our strategy for months 6 through 12 is growth by focusing on the acquisition, production and licensing of additional high quality content. We intend to use the market feedback from our initial programs and movies to update our criteria for future content.

Further, we intend to develop a multi-channel television and trans-media platform, allowing us to broadcast our Content in various forms.

·	A cable channel for live viewing. We intend to accomplish this through the acquisition of readily available cable television stations nationally and eventually, internationally.

·	A channel to provide over-the-top content through streaming internet video players, such as Roku, NeoTV, and ILBTV, to allow viewers to view our content on-demand.

·	Apps for smart phones and tablets, such as iPads, iPhones, Samsun Galaxy, to allow viewers to view our content anywhere and any time.

·	An interactive website that allows viewers to view our content over the internet on their personal computers

·	Downloadable video podcasts

This will allow our viewers to enjoy programming anytime and anywhere – on cable television, on their smart phones, on their tablets and on their computers.

Milestone 4: Month 12 to Month 36 – Developing Subsidiary Networks

We intend to begin creating a series of subsidiaries to afford us a vehicle to develop and produce specialized programming, including Punch News Network, Punch Sports Network, Punch MMA Network, Punch Business Network, Punch Action Network, and Punch Movie Network. Each will be a wholly owned subsidiary of Punch TV Studios and each will be operated using a substantially similar business model, which we intend to develop at the time of creation.

Finally, we intend to create one or more a subsidiary networks, which will simply license content from independent providers. At this time, although we have identified several content providers, we have not begun any discussions or negotiations.

Growth Strategy

Our growth strategy shall consist primarily of licensing and strategic partnerships, i.e. joint ventures, strategic alliances, partnerships, and even possible mergers and acquisitions, and shall focus on expanding the quantity of television stations, cable networks, and internet sources to broadcast our content; acquiring, developing and licensing content and content providers, and strategic marketing. The majority of our proceeds will be used to fund these transactions.

Competition

At this time, we have not completed a thorough competitive analysis. We intend to use part of the proceeds to conduct such analysis and structure our strategy accordingly.

Our business plan and allocation of proceeds will vary to accommodate the amount of proceeds raised by the sale of securities hereunder and through other financing efforts. The Use of Proceeds table shows an increase in funds allocated to each category of expenses under our business plan somewhat in proportion to the percentage of shares sold (whether 25%, 50%, or 100%).

We have not yet begun the development of any of our anticipated service and even if we do secure adequate financing, there can be no assurance that the marketplace will accept our content and that we will be able to generate revenues. Our sole officer and director will be responsible for the business plan development.

Results of Operations

There is limited historical financial information about us upon which to base an evaluation of our performance. We have generated only limited revenues from our operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including the financial risks associated with the limited capital resources currently available to us for the implementation of our business strategies. (See “Risk Factors”). To become profitable and competitive, we must develop the business plan and execute the plan. Our management will attempt to secure financing through various means including borrowing and investment from institutions and private individuals.

Since inception, the majority of our time has been spent refining its business plan and preparing for a primary financial offering.

Liquidity and Capital Resources

As of the date of this offering, we generated only limited revenues from our business operations. For the period ending August 31, 2015, we issued 70,450,000 (seventy million four hundred fifty thousand) shares of common stock to our sole officer and director Joseph Collins; and 4,100,000 (four million one hundred thousand) shares to other shareholders as a group.

Our current cash on hand is limited. Our sole director and officer, Joseph Collins, is paying all costs associated with this offering, and shall pay any additional funds that may be required. Accordingly, we anticipate that our current cash on hand is not sufficient to meet the new obligations associated with being a company that is fully reporting with the SEC.  However, to the extent that we do not expend the entire cash on hand on this offering, the remaining cash will be allocated to cover these new reporting company obligations, and our “Use of Proceeds” would be adjusted accordingly.  Nonetheless, based on our disclosure above under “Use of Proceeds,” which is based on utilizing the entire cash on hand for this offering, we anticipate that any level of capital raised above 25% will allow us minimal operations for a twelve month period while meeting our State and SEC required compliance obligations.

Through August 31, 2015, we spent $21,500 on the preparation and filing of this Offering Circular, which was paid by Mr. Collins, and any additional funds that we are required to spend shall also be paid by Mr. Collins and reimbursed from the proceeds of this offering.

To date, the Company has managed to keep our monthly cash flow requirement low for two reasons. First, our sole officer does not draw a salary at this time. Second, the Company has been able to keep our operating expenses to a minimum by operating in space owned by our sole officer.

As of the date of this Offering Circular, the current funds available to the Company will not be sufficient to continue maintaining a reporting status. Management believes if the Company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the Company. As such, any investment previously made would be lost in its entirety.

The Company currently has no external sources of liquidity such as arrangements with credit institutions or off-balance sheet arrangements that will have or are reasonably likely to have a current or future effect on our financial condition or immediate access to capital.

The sole director and officer has made no commitments, written or oral, with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees.

If the Company is unable to raise the funds partially through this offering, the Company will seek alternative financing through means such as borrowings from institutions or private individuals. There can be no assurance that the Company will be able to keep costs from being more than these estimated amounts or that the Company will be able to raise such funds. Even if we sell all shares offered through this Offering Circular, we expect that the Company will seek additional financing in the future. However, the Company may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, the Company may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we expect that the Company will be required to seek protection from creditors under applicable bankruptcy laws.

Our independent auditor has expressed doubt about our ability to continue as a going concern and believes that our ability is dependent on our ability to implement our business plan, raise capital and generate revenues. See Note 2 of our financial statements.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors’ independence, audit committee oversight, and the adoption of a code of ethics. Our Board of Directors is comprised of one individual who is also our executive officer. Our executive officer makes decisions on all significant corporate matters such as the approval of terms of the compensation of our executive officer and the oversight of the accounting functions.

Although the Company has adopted a Code of Ethics and Business Conduct the Company has not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange, the Company is not required to do so. The Company has not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently do not have any independent directors. If we expand our board membership in future periods to include additional independent directors, the Company may seek to establish an audit and other committees of our board of directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officer and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

Inflation

The effect of inflation on our revenues and operating results has not been significant.

Critical Accounting Policies

Our financial statements are affected by the accounting policies used and the estimates and assumptions made by management during their preparation.  We have identified below the critical accounting policies which are assumptions made by management about matters that are highly uncertain and that are of critical importance and have a material impact on our financial statements.  Management believes that the critical accounting policies and estimates discussed below involve the most complex management judgments due to the sensitivity of the methods and assumptions necessary in determining the related asset, liability, revenue and expense amounts. Specific risks associated with these critical accounting policies are discussed throughout this MD&A, where such policies have a material effect on reported and expected financial results.

A complete listing of our significant policies is included in the notes to our financial statements for the year ended June 30, 2015.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Estimates are based on historical experience, management expectations for future performance, and other assumptions as appropriate. We re-evaluate estimates on an ongoing basis; therefore, actual results may vary from those estimates.
Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

Item 10: Directors, Executive Officers and Significant Employees

The table below sets forth our directors and executive officers of as of the date of this Offering Circular.

Name (1)	Position	Age	Term of Office	Approximate Hours Per Week

Joseph Collins, Jr.	Chief Executive Officer Chairman of Board	51	Inception to Present	As required

1    All addresses shall be considered 1123 East Redondo Boulevard, Suite 200, Inglewood, California 90302

At the present time, we have no other directors, officers or key/significant employees.

JOSEPH COLLINS, SOLE OFFICER AND DIRECTOR

Mr. Collins is our founder and has served as our sole officer and director since our inception.Determined, resilient, driven…these are the traits that best describe Joseph Collins, CEO of Punch TV Studios, Inc. Joseph Collins is one of the most innovative men in the industry. He has achieved this reputation as a result of the cutting-edge approaches that he has integrated into every aspect of Punch Television Network. For example, no new network has launched with 70% original content. No network, large or small, offers transmedia advertising to its sponsors. But, Joseph Collins’ exceptional entrepreneurial skills are not limited to his creative techniques for market positioning. He brings a work ethic that is matched by his determination, passion and sheer tenacity to become an example for future leaders in broadcasting, philanthropy, and media.

Such successes are even more impressive when one considers the origins of this exceptional entrepreneur.  Joseph Collins came from very humble beginnings growing up as a child in South Central Los Angeles. Yet, Collins knew at an early age that he was destined for greatness. As he sat transfixed in front of his small black and white television set, he yearned to be involved in television. The Three Stooges, Speed Racer and the Addams Family were among the many shows that lit the entertainment spark inside this future Television CEO. Even then, he knew that one day he would develop and produce top-notch shows that paralleled those that he grew up watching.

Collins found his connection with production while in high school.  During this period, he began dabbling in the world of theatre. Later, as a highly recognized and respected thespian, he learned the art of expression and the skills involved in organizing live productions. “I always wanted to be in television,” says Joseph. “Theater taught me how to express myself and I wanted to take that expression and translate it into production over the air.”

Joseph landed his first break in television at the age of 16 when he earned a coveted intern position at WVTV Milwaukee in the Research and Development Department. Determined to maximize this opportunity, Joseph diligently participated in all aspects of the television station, from working behind the camera to being a runner.  No work was too big or too small for Joseph to learn.

It was through such intense determination that Joseph gained the favor of his superiors and was allowed to host the Morning Business Report during his summer break.  Thus, at the age of 16, Joseph became the youngest news reporter in the nation.  Allowed to display his intelligence and his business acumen, Joseph shined as he brought a new perspective to the business news.

The need to learn more about television, writing, business and production only grew in Joseph after his experience at WVTV Milwaukee. Although he continued his high school education, the business and television world were now in his blood. Joseph then began volunteering and finding work on any production set that he could. He saw every opportunity as a stepping-stone to his success. “There were television production sets that I would volunteer to work on,” says Joseph. “I wasn’t concerned about getting paid. I knew that the information I acquired was far more valuable than a daily rate.”

With this newfound experience, Joseph then became interested in tackling production from a new approach - music video production. As a part of this process, Joseph learned not only how to produce music videos, but how to approach executives, raise corporate funding, manage his production staff, incorporate major celebrities, and create distribution outlets for his videos. He mastered the art of music video production and produced and directed more than 200 videos. Joseph became known for his excellence in production through his many clients.   He also piloted the original video show, “Video Force.”

“Video Force” was unlike any other show at the time.  Spotlighting videos from independent as well as major artists in a way that made it easy for viewers to become exposed to the music, the show quickly became a hit.   With “Video Force”, Joseph claimed the interest of the masses of viewers. “We just wanted to produce a show that would allow artists to showcase their talent,” says Joseph. “Video Force was our answer.”

In order to secure the show's success, Joseph became the liaison between his show and the music industry, coordinating with independent and major music labels such as Mowtown, Warner Brothers Records, Quality Records, and Ferocious Records to obtain the content he would show over the air. As part of building these business relationships, Joseph was able to gain the attention and respect of music industry giant, Cashbox, a weekly publication magazine that reported charts ranking songs popularity. With the support of Cashbox, Joseph was now able to provide statistical information on his videos and the numbers were staggering.

In addition to Cashbox, Collins took Southern California by storm by literally knocking on all of the cable providers’ doors. Joseph knew that in order for him to succeed, he would have to gain access to the audiences and build business relationships that these cable providers already had. Joseph was determined to build his company even if he had to drive across the State of California to do it.

Collins’ innovativeness did not stop with music videos. Joseph soon became one of the most respected commercial producers around. After tackling projects with brands such as Karl Kani and Toyota, and also producing public service announcements (PSAs) for numerous non-profit organizations, Joseph was ready for his next challenge.  Thus, Collin's Entertainment was born.

With a focus on developing artists, Joseph formed a custom tailored marketing strategy for each client. Collins would first take a client and dissect their brand, pinpoint an area of opportunity, and apply the appropriate strategy to expand their target audience and satisfy the existing market. Each marketing strategy would include commercial packaging with sponsorship opportunities and was unlike any other marketing campaign offered by his competitors.

Joseph was able to cross-market and effectively re-brand his clients with great success. With his new entertainment company able to incorporate corporate sponsorship, he was able to diversify his client base and reach a wider audience. As a part of this new direction, Joseph realized the importance of diversity within entertainment and geared up to represent clientele of all backgrounds as opposed to his initial focus on entertainers. This approach aided Joseph in obtaining high caliber clients such as athletes, musicians, and public figures.

As a trailblazer in business and the world of entertainment, the California Legislative Assembly named Joseph “Entrepreneur of the Year” in 1996. He also won many other awards and accolades. He was most notably recognized by United States Senator Dianne Feinstein who congratulated him on his excellence in entrepreneurship, superior leadership, dedication, and perseverance.

After accomplishing many of his goals, Joseph continued to strive for greatness in broadcasting and media by developing “Martial Arts TV,” a show dedicated to martial arts news. With hard work and perseverance, Collins was able to make the show a hit.  It was shown on over 238 stations. As a part of his new hit television show, Collins also learned the very useful skill of self-syndication and established this show as the nation's number one Martial Arts News show to date.

Many people and experiences have influenced Joseph’s role in the television world - J.W. Witt, former CEO of WVTV in Milwaukee, Wisconsin; William Paley, founder of CBS; Michael Eisner, former CEO of Disney; and John Malone and Ted Turner, the cable industry’s trailblazers. These men have truly inspired Joseph and helped to keep him focused on achieving his dream of owning and operating a successful television network.  This dream has since become a reality.

Prior to creating Punch TV Studios, Mr. Collins was CEO of Punch Television Network, best known for original and creative content that appeals to a diverse audience, which become one of the fastest growing networks in the nation.  Punch Television Network became accessible in fifty-two (52) million homes in the course of 18 months under Joseph’s guidance and leadership. Joseph Collins has turned his grassroots business approach and his childhood dream into a television network that rivals the largest multi-media companies in entertainment.

As C.E.O. of Punch Television Network, Joseph Collins brought life-changing, inspirational television to viewers across the nation. He was able to successfully take his humble beginnings and turn those experiences into opportunities to help himself and others including both independent producers and aspiring/up and coming talent. Joseph, with all of his skills and technical abilities, has a passion for helping people reach their full potential.

In 2012, Punch Television Network entered into a merger with IC Places to form IC Punch Media. Mr. Collins remained with IC Punch Media until May of 2013, and which time he began planning his dream for Punch TV Studios.

With the production of over 600 TV commercials and countless television shows to his credit, Joseph Collins has received extensive praise and recognition for his vision and leadership. He is proactive within the community, prides himself on giving back whether through his time or resources, and is a man worthy of not only recognition, but emulation as well.

Item 11: Compensation of Directors and Executive Officers

Name (1)	Capacities in which Compensation was Received (2)	Cash Compensation	Other Compensation	Total Compensation

Joseph Collins, Jr.	Chief Executive Officer Chairman of the Board	$250,000 (3)	$0	$250,000

1	All addresses shall be considered 1123 East Redondo Boulevard, Suite 200, Inglewood, California 90302
2
We reimburse our officers and directors for reasonable expenses incurred during the course of their performance and for extraordinary services; however, we do not compensate our directors for attendance at meetings. We have no long-term incentive plans.

3	Mr. Collins shall not receive compensation until sufficient funds have been raised in this offering.

Item 12: Security Ownership of Management and Certain Beneficial Owners

The following table sets forth information regarding beneficial ownership of our common stock as of August 31, 2015 and as adjusted to reflect the sale of shares of our common stock offered by this Offering Circular, by:

•	Each of our Directors and the named Executive Officers;
•	All of our Directors and Executive Officers as a group; and
•	Each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock
•	All other shareholders as a group

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over their shares of common stock, except for those jointly owned with that person's spouse. Percentage of beneficial ownership before the offering is based on 74,550,000 (seventy four million five hundred fifty thousand) shares of common stock outstanding as of August 31 2015. Unless otherwise noted below, the address of each person listed on the table is c/o Punch TV Studios, Inc, 1123 East Redondo Boulevard, Suite 200, Inglewood, California 90302.

	Shares Beneficially Owned Prior to Offering		Shares Beneficially Owned After the Offering
Name and Position of Beneficial Owner	Number	Percent	Number	Percent

Joseph Collins, Jr.	70,450,000	94.50%	70,450,000	56.56%

All Other Shareholders as a Group	4,100,000	5.50%	4,100,000	3.29%

Item 13: Interest of Management and Others in Certain Transactions

Related Party Transactions

The Company’s Chairman of the Board of Directors and Chief Executive Officer Joseph Collins owns the majority of the issued and outstanding controlling shares of Punch TV Studios. Consequently, this shareholder controls the operations of the Company and will have the ability to control all matters submitted to stockholders for approval, including, but not limited to:

•	Election of the Board of Directors
•	Removal of any Directors
•	Amendments to the Company’s Articles of Incorporation or bylaws;
•	Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

Thus, Mr. Collins will thus have complete control over the Company’s management and affairs. Accordingly, this ownership may have the effect of impeding a merger, consolidation, takeover or other business combination, or discouraging a potential acquirer from making a tender offer for the Common Stock.

Lease of Facility

As our office space needs are limited at the current time, we are currently operating out of Mr. Collins’ office located at 1123 East Redondo Boulevard, Suite 200, Inglewood, California 90302. Mr. Collins has donated this space usage free of charge.

Employment Agreements

On June 30, 2014, the Company entered into an employment agreement with Joseph Collins, who will serve as the Company’s Chief Executive Officer and Chairman of the Board of Directors. Mr. Collins shall receive a salary of $250,000 per year

Equity Transactions

On August 25, 2014, the Company issued to the Joseph Collins a total of 70,450,000 (seventy million four hundred fifty thousand) shares in exchange for cash, paid-in capital and equipment valued at $ 1,463,781; and issued 4,100,000 (four million one hundred thousand) shares to other shareholders in exchange for cash and paid-in capital valued at $88,600.

Asset Purchase Agreements

On October 11, 2015, the Company entered into an Asset Purchase Agreement with Joseph Collins to purchase the rights to his film library, for the sum of six hundred fifty thousand dollars ($650,000.00) and agreed to a ten (10 percent licensing fee for the library up to a total of $5,400,000 (five million four hundred thousand dollars US) of the Company’s revenues over sixty months.

Future Transactions

All future affiliated transactions will be made or entered into on terms that are no less favorable to us than those that can be obtained from any unaffiliated third party. A majority of the independent, disinterested members of our Board of Directors will approve future affiliated transactions, and we will maintain at least two independent directors on our Board of Directors to review all material transactions with affiliates.

Item 14: Securities Being Offered

General

Our authorized capital stock consists of 1,000,000,000 (one billion) shares of common stock, par value $0.001 per share, of which approximately 74,550,000 (seventy four million five hundred fifty thousand) shares are issued and outstanding as of August 31, 2015. We have no preferred stock. Under general state corporation laws, the holders of our common stock will have limited liability pursuant to which their liability is limited to the amount of their investment in the Company.

The Company is offering 50,000,000 (fifty million) shares of common stock in the Company at $1.00 (one dollar US) per share.

Common Stock

Voting Rights. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Delaware law provides for cumulative voting for the election of directors. As a result, any shareholder may cumulate his or her votes by casting them all for any specific director nominee or by distributing them among two or more nominees. This may make it easier for minority shareholders to elect a director.

Dividends. Subject to preferences that may be granted to any then outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor as well as any distributions to the shareholders. The payment of dividends on the common stock will be a business decision to be made by our board of directors from time to time based upon results of our operations and our financial condition and any other factors that our board of directors considers relevant. Payment of dividends on the common stock may be restricted by loan agreements, indentures and other transactions entered into by us from time to time.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock.

Absence of Other Rights or Assessments. Holders of common stock have no preferential, preemptive, conversion or exchange rights. There are no redemption or sinking fund provisions applicable to the common stock. When issued in accordance with our articles of incorporation and law, shares of our common stock are fully paid and not liable to further calls or assessment by us.

Daniel R. Leonard
2155 Dauphin Street
Mobile, Alabama 36606
251-445-1168

December 27, 2015

To the Board of Directors of Punch TV Studios, Inc.:

We have audited the accompanying financial statements of Punch TV Studios, Inc. (the "Company"), which comprise the balance sheets as of August 31. 2015, and the related statements of operations, changes in stockholders’ deficit, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of  financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the  financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Daniel R. Leonard
2155 Dauphin Street
Mobile, Alabama 36606
251-445-1168

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Punch TV Studios, Inc. as of August 31, 2015, and the results of its operations and accounting principles generally accepted in the United States of America.

Signature,

/s/ Daniel Leonard
Daniel Leonard

FINANCIAL STATEMENTS

Description	Page

Report of Independent Registered Public Accounting Firm	F-1

Balance Sheets

Statements of Operations

Statement of Stockholder’s Equity

Statements of Cash Flows

Notes to Financial Statements

[FINANCIAL STATEMENTS]

PUNCH TV STUDIOS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
BALANCE SHEET
August 31, 2015

FINANCIAL STATEMENTS

PUNCH TV STUDIOS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
BALANCE SHEET
August 31, 2015

ASSETS

Cash	$24
Advances	6,925
Total Current Assets	6,649

Equipment, net	645,098

Other assets –
Film library	650,000
Total Other Assets	650,000

TOTAL ASSETS	$1,302,047

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$21,500

Total Current Liabilities	21,500

SHAREHOLDERS' EQUITY
Common stock – 1,000,000,000,000 shares authorized; $.00001 par value, 74,550,000 shares issued and outstanding	7,455
Additional paid-in capital	1,544,926
Accumulated deficit	(271,834)

Total Shareholders' Equity	1,280,547

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,302,047

The accompanying notes are an integral part of these financial statements.

PUNCH TV STUDIOS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENT OF OPERATIONS
For the period from inception May 20, 2014 through August 31, 2015

Advertising revenues	$34,490

Expenses
General and administrative expenses	$137,641
Depreciation	168,683
Total Expenses	306,324

Net Income	$271,834

The accompanying notes are an integral part of these financial statements.

PUNCH TV STUDIOS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENT OF SHAREHOLDERS’ EQUITY
For the period from inception May 20, 2014 through August 31, 2015

	No. of Shares	Common Stock	Paid-in Capital and Par Value	Accumulated Deficit	Total

Balance, 09/01/15	0	$0	$0	$0	$0

Shares issued for equipment	70,450,000	7,045	1,456,736	1,463,781

Shares issued for cash	4,100,000	410	88,190	88,600
Net loss	(271,834)	(271,834)

Balance, 08/31/15	74,550,000	$7,455	$1,544,926	$(271,834)	$1,280,547

The accompanying notes are an integral part of these financial statements.

PUNCH TV STUDIOS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENTS OF CASH FLOWS
For the period from inception May 20, 2014 through August 31, 2015

Net loss	$(271,834)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	168,683
Change in operating assets and liabilities:
Advances	(6,925)
Accounts payable	21,500
Net cash used in operating activities	(88,576)

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in Hydrogen Futures Corporation preferred stock	0
Sale of Hydra Fuel Cell Corporation	0
Net cash provided from (used in) investing activities	0

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the sale of common stock	88,600
Net cash provided from financing activities	88,600

Net change in cash and cash equivalents	24
Cash and cash equivalents, beginning of period	0
Cash and cash equivalents, end of period	$24

Supplemental disclosure of non-cash financing activities:
Stock issued for equipment and film library	$0

The accompanying notes are an integral part of these financial statements.

PUNCH TV STUDIOS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
August 31, 2015

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Punch TV Studios, Inc. (“PUNCH” or the “Company”) was organized on May 20, 2014 under the laws of the State of Delaware.

PUNCH was formed to provide production, broadcasting, advertising and distribution services to independent television networks and providers of content.  The Company’s year-end is August 31.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies applied in the presentation of the condensed consolidated financial statements are as follows:

Equipment

Equipment is recorded at cost or contributed value. Major additions and improvements are capitalized. The cost and related accumulated depreciation of equipment retired or sold are removed from the accounts and any differences between the undepreciated amount and the proceeds from the sale are recorded as a gain or loss on sale of equipment. Depreciation for equipment is computed using the straight-line method over the estimated useful life of the assets as follows.

Equipment	5 to 7 years

Impairment of Long-Lived Assets

The Company assesses the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount may not be recoverable, in accordance with ASC Topic 360, “Property, Plant and Equipment.”  An asset or asset group is considered impaired if its carrying amount exceeds the undiscounted future net cash flow the asset or asset group is expected to generate.  If an asset or asset group is considered impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds its fair value.  If estimated fair value is less than the book value, the asset is written down to the estimated fair value and an impairment loss is recognized.

Revenue Recognition

The Company has not, to date, generated significant revenues.  The Company plans to recognize revenue in accordance with Accounting Standards Codification subtopic 605-10, Revenue Recognition (“ASC 605-10”) which requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

ASC 605-10 incorporates Accounting Standards Codification subtopic 605-25, Multiple-Element Arraignments (“ASC 605-25”). ASC 605-25 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The effect of implementing 605-25 on the Company's financial position and results of operations was not significant.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses during the reported period.  Actual results could differ materially from the estimates.

Cash and Cash Equivalent

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.  There were no cash equivalents at August 31, 2015.

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC 740, "Income Taxes," which requires that the Company recognize deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax bases of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when it is more likely than not that some or all deferred tax assets will not be realized.

The Company has adopted the provisions of FASB ASC 740-10-05 Accounting for Uncertainty in Income Taxes. The ASC clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements.  The ASC prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  The ASC provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

Net Loss Per Share, basic and diluted

Basic loss per share has been computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding for the period. Shares issuable upon the exercise of warrants (376,100) have been excluded as a common stock equivalent in the diluted loss per share because their effect is anti-dilutive.

Fair Value of Financial Instruments

The Company's financial instruments, as defined by Accounting Standard Codification subtopic 825-10, Financial Instrument (“ASC 825-10), include cash, accounts payable and convertible note payable.  All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at August 31, 2015.

FASB ASC 820 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. ASC 820 establishes a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value as follows:

Level 1: Observable inputs such as quoted prices in active markets;
Level 2: Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and
Level 3: Unobservable inputs in which there is little or no market data, which requires the reporting entity to develop its own assumptions

The Company’s derivative is valued at level 3.

Stock Based Compensation

The Company follows Accounting Standards Codification subtopic 718-10, Compensation (“ASC 718-10”) which requires that all share-based payments to both employees and non-employees be recognized in the income statement based on their fair values.

At August 31, 2015, the Company did not have any issued or outstanding stock options.

Concentration and Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and trade receivables. The Company places its cash and temporary cash investments with high credit quality institutions.  At times, such investments may be in excess of the FDIC insurance limit.

Issuance of Common Stock

The issuance of common stock for other than cash is recorded by the Company at market values.

Impact of New Accounting Standards

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

NOTE 3 – PROPERTY, PLANT AND EQUIPMENT

Equipment, their estimated useful lives, and related accumulated depreciation at August 31, 2015 are summarized as follows:

	Range of
	Lives in	August 31
	Years	2015

Audio equipment	5	$43,388
Autos and trucks	5	32,000
Broadcasting equipment	5	400,000
Cameras	5	175,873
Computers	5	60,950
Production equipment	5	63,070
Furniture and fixtures	5	38,500
*		813,781
Less accumulate depreciation		(168,683
		$645,098

Depreciation expense		$168,683

NOTE 4 – FILM LIBRARY

The Film Library includes 126 hours of raw footage from the show Martial Arts TV, which will be repurposed in a new martial news program to be called Black Belt Blvd.  This film library has been valued at $650,000 based on potential weekly revenues expected from the show through licensing in all of the television demographic market areas (DMA’s).

NOTE 5– CAPITAL STRUCTURE

The Company is authorized to issue 1,000,000,000 shares of common stock with a par value of $.00001 per share.  Each common stock share has one voting right and the right to dividends, if and when declared by the Board of Directors.

Common Stock

At August 31, 2015, there were 74,500,000 shares of common stock issued and outstanding.

During the period from May 20, 2014 through August 31, 2015, the Company issued 70,450,000 shares of restricted common stock to its CEO for contribution of equipment valued at $1,463,781 and film library valued at $650,000 and agreed to pay a ten (10) percent licensing fee for the library up to a total of five million four thousand dollars of the company’s revenue over sixty months..

During the period from May 20, 2014 through August 31, 2015, the Company issued 4,100,000 shares of restricted common stock to individuals through private placements for cash of $88,600.

Stock options, warrants and other rights

At August 31, 2015, the Company has not adopted any employee stock option plans.

NOTE 6 - RELATED PARTY TRANSACTIONS

During the period from May 20, 2014 through August 31, 2015, the Company issued 70,450,000 shares of restricted common stock to its CEO for contribution of equipment valued at $1,463,781 and film library valued at $650,000 and agreed to pay a ten (10) percent licensing fee for the library up to a total of five million four thousand dollars of the company’s revenue over sixty months..
.
Shareholders have made advances to the Company in the amounts of $6,925 during the period ended August 31, 2015.

The office space used by the Company was arranged by the founder of the Company at no charge to the Company.

NOTE 7 – INCOME TAXES

At August 31, 2015, the Company had approximately $271,000, of net operating losses (“NOL”) carry forwards for federal and state income tax purposes.  These losses are available for future years and expire through 2033.  Utilization of these losses may be severely or completely limited if the Company undergoes an ownership change pursuant to Internal Revenue Code Section 382.

The provision for income taxes for continuing operations consists of the following components for the period ended August 31, 2015:

2015

Current	$-
Deferred	-
Total tax provision for (benefit from) income taxes	$-

A comparison of the provision for income tax expense at the federal statutory rate of 34% for the period ended August 31, 2015, the Company’s effective rate is as follows:

	2015

Federal statutory rate	(34.0	) %
State tax, net of federal benefit	(0.0)
Permanent differences and other including surtax exemption	0.0
Valuation allowance	34.0
Effective tax rate	0.0%

There were no deferred tax assets and liabilities included in the financial statements at August 31, 2015.

NOTE 8 – COMMITMENTS

Legal

From time to time, the Company may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. The Company currently is not aware of any such legal proceedings that we believe will have, individually or in the aggregate, a material adverse effect on its business, financial condition or operating results

NOTE 9 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through August 31, 2015, the date of the financial statements were available to be used.  Management is not aware of any significant events that occurred subsequent to the balance sheet date that would have a material effect on the financial statements thereby requiring adjustments or disclosure.

PART III

INDEX TO EXHIBITS

Item 17 Number	Exhibit
2.1	Articles of Incorporation
2.2	Bylaws
4.1	Subscription Agreement
6.1	Employment Agreement for Joseph Collins
6.2	Equity Transaction Agreement for Joseph Collins
6.3	Asset Purchase Agreement for Movie Library
12.1	Opinion of Counsel
15.1	[Additional Exhibits]

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Circular to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Inglewood, State of California, on December 4, 2015.

Punch TV Studios, Inc.

By:	/s/ Joseph Collins, Jr.
Joseph Collins, Jr. Chief Executive Officer

This Offering Circular has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Collins, Jr.	Chairman, Board of Directors	December 15, 2015
Joseph Collins, Jr.	Principal Accounting Officer Principal Financial Officer Chief Executive Officer